AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                               Among


          ACS Electronics, Ltd., Tech 80 Acquisition Corp.,
                 Technology 80 Inc., Duane Markus,
                     Jack Pagel and Tom Gould


                     Dated as of January 27, 1999



                         TABLE OF CONTENTS

RECITALS

ARTICLE I  THE MERGER
 SECTION 1.1. THE MERGER
 SECTION 1.2. EFFECTIVE TIME
 SECTION 1.3. CLOSING
 SECTION 1.4. EFFECTS OF THE MERGER
 SECTION 1.5. ARTICLES OF INCORPORATION AND BY-LAWS
 SECTION 1.6. DIRECTORS
 SECTION 1.7. OFFICERS

ARTICLE II  CONVERSION OF SECURITIES
 SECTION 2.1. CONVERSION OF CAPITAL STOCK
 SECTION 2.2. EXCHANGE AND PAYMENT
 SECTION 2.3. DELIVERIES AT THE CLOSING

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
 SECTION 3.1. CORPORATE EXISTENCE
 SECTION 3.2.  MINUTE BOOKS
 SECTION 3.3. CAPITALIZATION
 SECTION 3.4. POWER AND AUTHORIZATION
 SECTION 3.5. DUE EXECUTION; ENFORCEABILITY
 SECTION 3.6. NONVIOLATION
 SECTION 3.7. NO APPROVALS REQUIRED
 SECTION 3.8. NO PROCEEDINGS
 SECTION 3.9. FINANCIAL STATEMENTS
 SECTION 3.10. ABSENCE OF CHANGES
 SECTION 3.11. PROPERTIES AND ASSETS
 SECTION 3.12. CONTRACTS
 SECTION 3.13. INTELLECTUAL PROPERTY
 SECTION 3.14. TAXES
 SECTION 3.15. LITIGATION
 SECTION 3.16. COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS
 SECTION 3.17. ENVIRONMENTAL MATTERS
 SECTION 3.18. EMPLOYMENT AGREEMENTS AND EMPLOYEE BENEFIT PLANS
 SECTION 3.19. EMPLOYEES
 SECTION 3.20. INSURANCE
 SECTION 3.21. ACCOUNTS, LOCKBOXES, SAFE DEPOSIT BOXES AND POWERS
               OF ATTORNEY
 SECTION 3.22. TRANSACTIONS WITH AFFILIATES
 SECTION 3.23. SEC REPORTS AND FINANCIAL STATEMENTS
 SECTION 3.24. INFORMATION IN DISCLOSURE DOCUMENTS
 SECTION 3.25. DISCLOSURE
 SECTION 3.26. CERTAIN BUSINESS PRACTICES AND REGULATIONS

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER
            SUB
 SECTION 4.1. CORPORATE EXISTENCE
 SECTION 4.2. POWER AND AUTHORIZATION
 SECTION 4.3. DUE EXECUTION; ENFORCEABILITY
 SECTION 4.4. NONVIOLATION
 SECTION 4.5. NO APPROVALS REQUIRED
 SECTION 4.6. NO PROCEEDINGS
 SECTION 4.7. INFORMATION IN DISCLOSURE DOCUMENTS AND  REGISTRATION
              STATEMENTS
 SECTION 4.8. INTERIM OPERATIONS OF MERGER SUB

ARTICLE V  COVENANTS
 SECTION 5.1. CONDUCT OF BUSINESS OF THE COMPANY
 SECTION 5.2. COVENANTS OF PARENT

ARTICLE VI  ADDITIONAL AGREEMENTS
 SECTION 6.1. REASONABLE EFFORTS
 SECTION 6.2. ACCESS TO INFORMATION
 SECTION 6.3. SHAREHOLDERS MEETING
 SECTION 6.4. LEGAL CONDITIONS TO THE MERGER; LEGAL COMPLIANCE
 SECTION 6.5. NO SOLICITATION
 SECTION 6.6. FEES AND EXPENSES
 SECTION 6.7. NOTIFICATION OF CERTAIN MATTERS
 SECTION 6.8. INDEBTEDNESS
 SECTION 6.9. INDEMNIFICATION
 SECTION 6.10. LIMITATION ON INDEMNIFICATION
 SECTION 6.11. CLAIM FOR INDEMNIFICATION
 SECTION 6.12. CERTAIN PURCHASES BY THE PRINCIPALS OR AFFILIATES

ARTICLE VII  CONDITIONS
 SECTION 7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
              MERGER
 SECTION 7.2. CONDITIONS OF OBLIGATIONS OF PARENT
 SECTION 7.3. CONDITIONS OF OBLIGATIONS OF THE COMPANY

ARTICLE VIII  TERMINATION AND AMENDMENT
 SECTION 8.1. TERMINATION
 SECTION 8.2. EFFECT OF TERMINATION
 SECTION 8.3. AMENDMENT
 SECTION 8.4. EXTENSION; WAIVER

ARTICLE IX  MISCELLANEOUS
 SECTION 9.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES
 SECTION 9.2. DEFINITIONS
 SECTION 9.3. BROKERS' AND FINDERS' FEES
 SECTION 9.4. SALES, TRANSFER AND DOCUMENTARY TAXES, ETC.
 SECTION 9.5. PUBLICITY
 SECTION 9.6. CONTENTS OF AGREEMENT; PARTIES IN INTEREST; ETC.
 SECTION 9.7. ASSIGNMENT AND BINDING EFFECT
 SECTION 9.8. NOTICES
 SECTION 9.9. GOVERNING LAW; JURISDICTION
 SECTION 9.10. NO BENEFIT TO OTHERS
 SECTION 9.11. SCHEDULES
 SECTION 9.12. SEVERABILITY
 SECTION 9.13. COUNTERPARTS
 SECTION 9.14. KNOWLEDGE	47




	This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION dated as of January 27, 1999, by and among ACS Electronics, Ltd., an
Israeli corporation ("Parent"), Tech 80 Acquisition Corp., a Minnesota corporation and a newly--formed wholly-owned subsidiary of Parent ("Merger Sub"), and Technology 80 Inc., a Minnesota corporation (the "Company"), Duane Markus, Jack Pagel and Tom
Gould (collectively, the "Principals"). Certain terms used herein and not otherwise defined herein are defined in ARTICLES II and IX.

RECITALS
--------

	WHEREAS, the Company is engaged in the production and sale of broad-level motion controllers and encoder interfaces for the semiconductor, medical and packaging industries, designed for industry-standard bus architectures (the "Business");

	WHEREAS, the Board of Directors of the Company (subject to its receipt of the fairness opinion referenced in SECTION 7.3(d)), and the Boards of Directors of Parent and Merger Sub, deem it advisable and in the best interests of their respective shareholders that Parent indirectly acquire the Business pursuant to the terms and conditions set forth in this Agreement;

	WHEREAS, the Board of Directors of the Company (subject to its receipt of the fairness opinion referenced in SECTION 7.3(d)), and the Boards of Directors of Parent and Merger Sub, have determined that the merger of the Merger Sub with and into the Company (the "Merger"), with the Company surviving as a wholly-owned subsidiary of Parent, would be in the best interests of their respective shareholders and have approved this Agreement and a Plan of Merger, and have directed that the Plan of Merger be submitted to the respective shareholders of the Company and Merger Sub; and

	NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I
    THE MERGER

	SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions hereof and the Minnesota Business Corporation Act (the "MBCA"), at the Effective Time, the Company and Merger Sub shall consummate the Merger pursuant to which (i) Merger Sub shall be merged with and into the Company, (ii) the separate corporate existence of Merger Sub shall thereupon cease, (iii) the Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Minnesota, and (iv) the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall be vested in the Surviving Corporation by the Merger.

	SECTION 1.2. EFFECTIVE TIME. Upon the terms and subject to the conditions hereof, articles of merger (the "Articles of Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Minnesota for filing, as provided in the MBCA, as soon as practicable after the Company's shareholders approve the Merger. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Minnesota or at such other time as is provided in the Articles of Merger. The date and time when the Merger becomes effective is herein referred to as the "Effective Time."

	SECTION 1.3. CLOSING. Subject to the satisfaction or waiver of all of the conditions to closing contained in ARTICLE VII hereof, the closing of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions to Closing contained in ARTICLE VII and payment of the estimated Total
Purchase Price pursuant to SECTION 2.1(f), at the offices of Lindquist & Vennum P.L.L.P., 4200 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, unless another date or place is agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date."

	SECTION 1.4. EFFECTS OF THE. The Merger shall have the effects set forth in the MBCA.

	SECTION 1.5. ARTICLES OF INCORPORATION AND BY-LAWS.

(a)  Articles of Incorporation.
     --------------------------
The Articles of Incorporation of Merger Sub in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

(b)  By-Laws.
     --------
The By-Laws of Merger Sub in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

	SECTION 1.6. DIRECTORS. The directors of Merger Sub at the Effective Time shall be the directors of the Surviving
Corporation, each to hold office from the Effective Time in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly elected and qualified.

	SECTION 1.7. OFFICERS. The officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly appointed and qualified.


ARTICLE II
   CONVERSION OF SECURITIES

	SECTION 2.1. CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock, $.01 par value per share, of the Company (the "Company Common Stock") or rights to acquire Company Common Stock, or the holder of any capital stock of Merger Sub:

(a)  Merger Sub Common Stock.
     ------------------------
Each issued and outstanding share of Common Stock, no par value, of Merger Sub (the "Merger Sub Common Stock") shall be converted into one share of common stock of the Surviving Corporation.

(b)  Company Common Stock.
     ---------------------
Each share of Company Common Stock issued and outstanding as of the Effective Time shall be converted into the right to receive, in cash, an amount equal to (the "Consideration"): (x) the sum of
(1) the Total Purchase Price plus (2) the Total Options Exercise Price minus (3) the Shareholder Fund Administrative Expenses, divided by (y) the sum of the number of shares of Company Common Stock outstanding at the Effective Time plus the number of shares of Company Common Stock issuable upon exercisable of all Company Options (as defined in SECTION 2.1(c)) outstanding at the Effective Time. "Total Options Exercise Price" means an amount equal to the total exercise price payable upon exercise of all Company Options outstanding at the Effective Time for all shares of Company Common Stock issuable upon exercise of all such Company Options. All shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Consideration upon the surrender of such certificate in accordance with SECTION 2.2, without interest (except as set forth in SECTION 2.1(h)).

(c)  Company Options.
     ----------------
All stock options to purchase shares of Company Common Stock (the "Company Options") outstanding at the Effective Time, whether or not all shares subject to such Company Option are vested, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive cash, as determined on a per share basis for each share issuable upon exercise thereof (assuming full vesting thereof) in an amount (the "Net Consideration") equal to the per share Consideration minus the exercise price per share of Company Common Stock payable upon exercise of such Company Options. All Company Options, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist. Each holder of an agreement representing such stock option rights ("Option Agreement") shall cease to have any rights with respect thereto, except the right to receive the Net Consideration.

(d)  Stock Dividends, Etc.
     ---------------------
If after the date hereof and prior to the Effective Time the outstanding shares of Company Common Stock or the outstanding securities convertible into Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Consideration and Net Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

(e)  The Total Purchase Price.
     -------------------------
The Total Purchase Price shall be determined according to the following definitions and formulas:

(i)  Total Purchase Price.
     ---------------------
"Total Purchase Price" shall mean the sum of (1) the Base Price plus (2) the Portfolio Position and minus (3) the Shortfall
Amount.

(ii) Portfolio Position.
     -------------------
"Portfolio Position" shall mean the sum of the Company's cash and cash equivalents plus its short term and other investments, all as of the Closing Date and all as determined in accordance with generally accepted accounting principles applied on a basis consistent with the accounting principles applied by the Accountants (defined below) in the preparation of the August 31, 1998 audited financial statements of the Company ("GAAP").

(iii) Shortfall Amount.
      -----------------
"Shortfall Amount" shall mean the amount, if any, by which the Adjusted Net Book Value as of the Closing Date is less than $1,840,000. The Shortfall Amount shall not be less than $0.

(iv) Adjusted Net Book Value.
     ------------------------
"Adjusted Net Book Value" shall mean the amount by which (1) the book value of the Company's property and equipment, receivables (not including "interest from employees" or "money due-loans" as set forth in the Company's financial statements), inventory, pre-paid assets and Adjusted Tax Assets on the Closing Date, exceed
(2) the total liabilities of the Company as of the Closing Date, all as set forth in the Company's financial statements as of the Closing Date and all as determined by the Accountants in the manner described at SECTION 2.1(f)(ii) below.

(v)  Adjusted Tax Assets.
     --------------------
"Adjusted Tax Assets" means an amount equal to (1) all tax credits of the Company on the Closing Date which would be available to the Survivor Corporation, plus (2) an amount equal to the estimated tax refund (including interest) that the Company could receive from using any net capital losses of the Company incurred during the current fiscal year (including, without limitation, as a result of the liquidation of the Company's investments contemplated by SECTION 5.1(k)) in connection with taxes paid on any net capital gains of the Company in prior fiscal years.

(vi) Base Price.
     -----------
"Base Price" shall mean the sum of (1) $6,350,000 and (2) 1.508 multiplied by the amount by which Applicable Sales exceed $1,159,000; provided, however, that in no event shall the Base Price be greater than $6,700,000 nor less than $6,350,000. At any time after the date hereof when the Applicable Sales are known, the Company and Parent parties may acknowledge in writing the amount of the Base Price, and the amount so acknowledged shall be binding on the parties.

(vii) Applicable Sales.
      -----------------
"Applicable Sales" shall mean Company sales during the period commencing November 1, 1998 and ending January 31, 1999
(regardless of whether the Closing occurs before or after the end of such quarter).

(f)  Determination and Payment.
	    --------------------------
The Total Purchase Price shall be determined and paid as follows:

(i)  Estimate; Shareholder Fund.
     ---------------------------
The day before the Closing Date, the Company shall provide an estimate of the Total Purchase Price based on a pro forma Total Purchase Price Certificate and a pro forma Closing Date Balance Sheet (as defined below) prepared in good faith by the Company.
On the Closing Date, Parent shall pay in cash such estimated Total Purchase Price into the Shareholder Fund in accordance with instructions of the Principals.

(ii) Accountants; Total Purchase Price Certificate.
     ----------------------------------------------
Within twenty-one (21) days after the Closing Date, Lurie, Besikof, Lapidus & Co., LLP, 2501 Wayzata Boulevard, Minneapolis MN 55405 ("Accountants") shall at the expense of Parent (1) prepare financials of Company as of the Closing Date which shall be prepared in accordance with GAAP and in accordance with the Accountant's Letter (described below), and shall include a balance sheet as of the Closing Date (the "Closing Date Balance Sheet") and associated statements of income and cash flows for the period then ended, including the quarter ended January 31, 1999 (collectively, the "Closing Date Financials"), and (2) provide Parent and the Principals with a certificate stating the final amount of Total Purchase Price, determined by the Accountants in accordance with this ARTICLE II (the "Total Purchase Price Certificate").

(A)  Preparation of the Closing Date Balance Sheet.
     ----------------------------------------------
The assets and liabilities set forth in the Closing Date Balance Sheet shall be determined using the same accounting methods, policies, principles, practices, and procedures, with consistent classification, judgments, and estimation methodology, as used in determining assets and liabilities included in the Financial Statements. The Closing Date Balance Sheet shall prepared without giving effect to the Merger, and any assets, liabilities, revenues or expenses of the Merger Sub, or the consummation of the transactions contemplated hereby (including, without limitation, without reference to the payments made under the non-competition and severance agreements referenced in SECTION 7.2(d)). The Closing Date Balance Sheet shall include, without limitation, all liabilities related to the consummation of the transaction contemplated hereby to the extent incurred but not paid by the Company at the Effective Time (except to the extent that this Agreement provides for payment by the Parent or Merger Sub), and all accrued but unpaid tax liabilities of the Company at the Effective Time. Further, the Closing Date Balance Sheet shall be prepared in accordance with the procedures set forth in the Accountant's letter to the Company and Parent dated January __, 1999 (the "Accountant's Letter").

(B)  Drafts; Access.
     ---------------
The Accountant shall afford the Principals and Parent (including their or its employees, accountants, agents, and professional advisors) the opportunity to review and comment upon drafts of the Closing Date Financials and the Total Purchase Price Certificate prior to the finalization of the same by the Accountants. The Accountants, Principals and Parent shall attempt in good faith to resolve any disputes with respect to the draft Closing Date Financials and the calculations therein before the final Closing Date Financials and the Total Purchase Price Certificate are delivered by the Accountant. In connection therewith, the Surviving Corporation shall arrange for the work papers of the Accountants to be made available to the Principals and Parent, and the Principals and Parent may make inquiries of representatives of the Surviving Corporation and the Surviving Corporation's Accountants to the extent deemed necessary by the Principals or Parent.

(iii) Payments; Adjustments.
      ----------------------
Within seven (7) days of the finalization of the Total Purchase Price Certificate in accordance with this SECTION 2.1(f), (1) if the estimated Total Purchase Price paid into the Shareholder Fund on the Closing Date exceeds the final Total Purchase Price, the Principals shall pay from the Shareholder Fund such excess to Parent along with interest earned on such excess while held in the Shareholder Fund; or (2) if the estimated Total Purchase Price paid into the Shareholder Fund on the Closing Date is less than the final Total Purchase Price, Parent shall pay such deficit into the Shareholder Fund with interest thereon from and after the Closing Date to the date of such payment at the same rate of interest as that earned on the Shareholder Fund during such period. The date on which such adjusting payment is made, but not later then seven days after the date of finalization of the final Total Purchase Price Certificate, is referred to herein as the "Availability Date." On and after the Availability Date, the Principals shall pay from the Shareholder Fund the Consideration or Net Consideration to holders of Certificates or Option Agreements in accordance with the terms of this ARTICLE II.

(A)  Supplemental Payments.
     ----------------------
However, if Parent has not paid in full any amounts required to be paid under this SECTION 2.1(f)(iii) at the time such Consideration or Net Consideration is paid to such holders, the Principals may make a supplemental payment from the Shareholder Fund as appropriate as additional payments are made by or on behalf of Parent.

(B)  Breaches.
     ---------
For purposes of this Agreement, if Parent fails to pay the amount required to be paid under this SECTION 2.1(f)(iii) in full within seven days of finalization of the Total Purchaser Price Certificate in accordance with this SECTION 2.1(f), interest shall accrue on such amount at the rate of one and one-half percent per month (or the maximum rate permitted by law, if lesser). Further, Parent shall pay all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of Parent's obligations under this Agreement, whether or not suit is brought. Commencing on the Closing Date, the Surviving Corporation hereby guarantees the prompt payment and performance of all of Parent's obligations under this Agreement. The Principals, or any of them, may bring an action hereunder to enforce payment or performance of any amounts or obligations owed by Parent or the Surviving Corporation under this Agreement, and in connection therewith, the Principals shall be entitled as a matter of right to specific performance of Parent's and Surviving Corporation's obligations under this Agreement.

(iv) The Principals.
     ---------------
For purposes of this SECTION 2.1(f), all decisions of the Principals to made under this SECTION 2.1(f) shall be made by a majority in interest of the Principals based on the number of shares of Company Common Stock owned of record or beneficially by the Principals immediately prior to the Merger, provided, however, that withdrawals from the Shareholder Fund may only be made with approval of at least two Principals. For purposes of this SECTION 2.1(f), all notices required to be given to the Principals shall be deemed duly delivered if delivered to Duane Markus in accordance with the provisions of SECTION 9.8.

(v)  Finalization Based on No Notice of Dispute.
     -------------------------------------------
The final Closing Date Financials and Total Purchase Price Certificate delivered by the Accountant to the Principals and Parent (and the Total Purchase Price as determined therein) shall be conclusive and binding upon the parties unless either the Principals or Parent, within ten (10) business days after the delivery to the Principals and Parent of the final Closing Date Financials and Total Purchase Price Certificate, notifies the other in writing that such notifying party or parties disputes any of the amounts set forth therein, specifying in reasonable detail the nature and amount of the dispute and the basis therefor; provided, however, that the Principals may dispute only those items that are different from the positions taken by the Company in the pro forma Total Purchase Price Certificate and Closing Date Balance Sheet provided pursuant to SECTION 2.1(f)(i). If no such notice is given, the Total Purchase Price Certificate shall be finalized and the provisions of SECTION 2.1(f)(iii) shall apply without further action by the Principals or Parent.

(vi) Finalization Based On Mutual Agreement.
     ---------------------------------------
If either the Principals or Parent gives timely notice of a dispute under SECTION 2.1(f)(v), the Principals and Parent shall in good faith attempt to resolve any dispute. If at any time they mutually resolve such dispute (even after submittal to the Arbiter), the Closing Date Financials and the Total Purchase Price Certificate may be amended in writing by them to the extent necessary to reflect the resolution of the dispute. The Total Purchase Price Certificate as so amended shall be deemed finalized and shall be conclusive and binding upon the parties, in which case the provisions of SECTION 2.1(f)(iii) shall apply.

(vii) Finalization Based on Determination of the Arbiter.
      ---------------------------------------------------
If the Principals and Parent do not reach mutual resolution the dispute within 15 days after notice is given by either the Principals or Parent under SECTION 2.1(f)(v), either the Principals or Parent may at any time thereafter submit the dispute to Deloitte & Touche or other independent accounting firm acceptable to the Principals and Parent (the "Arbiter"), for resolution by the Arbiter.

(A)  Submission.
	    -----------
To submit the dispute, the Principals or Parent shall provide written notice to the Arbiter and the Parent or Principals, as the case may be, which notice shall specify in reasonable detail the unresolved nature and amount of the dispute and the basis therefor. The Arbiter may establish reasonable rules and procedures for affording the Principals, Parent and the Accountants (or their employees, accountants, agents, and professional advisors) a reasonable opportunity to present information for consideration by the Arbiter.

(B)  Determination.
     --------------
Promptly, but no later than 30 days after submission of the dispute to the Arbiter, the Arbiter shall make a determination, based solely on such information provided by the Principals, Parent and the Accountant (or their employees, accountants, agents, and professional advisors), and not by independent review, and shall render a report as to its determination of the final Total Purchase Price Certificate (and the resulting computation of the Total Purchase Price). The final Total Purchase Price Certificate as determined by the Arbiter shall be conclusive and binding upon all parties, in which case the provisions of SECTION 2.1(f)(iii) shall apply. In resolving any disputed item, the Arbiter (x) shall be bound by the provisions of this SECTION 2.1(f) and (y) may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party.

(C)  Fees.
     -----
The fees, costs, and expenses of the Arbiter (A) shall be borne by Parent in the proportion that the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by Parent (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted and (B) shall be paid by the Principals from the Shareholder Fund as a Shareholder Fund Administrative Expense in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by Parent (as finally determined by the Arbiter) bears to the aggregate dollar amount of such items so submitted.

(g)  Certain Obligations and Duties of the Principals.
     -------------------------------------------------
The Principals shall have the same duties, obligations and liabilities, and the same limitations of duties, obligations and liabilities, that an independent exchange agent would have in fulfilling the duties of the Principals under this ARTICLE II (other than finalization of the Total Purchase Price or in enforcing the obligations of Parent and the Surviving Corporation under this Agreement) if the parties had retained an independent exchange agent pursuant to an agreement containing terms and conditions customary for transactions of this type. The Principals shall have no liabilities or obligations for actions undertaken in finalizing the Total Purchase Price (or in enforcing the obligations of Parent and the Surviving Corporation under this Agreement) if the Principals act in good faith in connection therewith.

(h)  Interest on the Shareholder Fund.
	    ---------------------------------
The Shareholder Fund shall be an interest-bearing account. From and after the Closing Date until the Availability Date, any interest earned on the Shareholder Fund (after taking into account the payment adjustments and interest, if any, to be paid under
SECTION 2.1(f)(iii), including interest paid on late payments), shall accrue to the benefit of holders of Certificates and Option Agreements pro rata among them based on the number of shares of Company Common Stock outstanding and the number of shares of Company Common Stock issuable upon exercise of all Company Options, and shall be paid to such holders along with payment of the Consideration or Net Consideration, as the case may be.
Except as set forth in SECTION 2.1(j), from and after the Availability Date (and except for interest paid on late payments), any interest thereafter earned on the remaining balance of the Shareholder Fund shall accrue to the benefit of the Surviving Corporation and, unless otherwise agreed by the Principals and the Surviving Corporation, shall be paid from the Shareholder Fund by the Principals to the Surviving Corporation when undistributed funds are returned to the Surviving Corporation in accordance with
SECTION 2.2(d).

(i)  The  Shareholder Fund.
     ----------------------
The "Shareholder Fund" means an interest-bearing account established by the Principals at a bank or other financial institution selected by them, which account shall be for the benefit of, and shall be deemed an asset of, of all shareholders of the Company and holders of Option Agreements. The Shareholder Fund shall be used for payment of the Consideration to the holders of shares of the Company and for payment of the Net Consideration to holders of Option Agreement, in accordance with the terms of this ARTICLE II. The Shareholder Fund shall be administered by the Principals as representatives of the Shareholders, and amounts may be withdrawn therefrom with the approval of at least two of the Principals. The Surviving Corporation shall reasonably cooperate with and assist the Principals in the administration of the Shareholder Fund and in the fulfillment of the Principals' obligations under this ARTICLE II, provided, however, that the Surviving Corporation shall not be obligated to incur any significant out-of-pocket costs in connection therewith not related to the fulfillment of the Surviving Corporation's obligations under SECTION 2.2. The Principals are expressly authorized with withdraw funds from the Shareholder Fund to pay or reimburse the Principals for Shareholder Fund Administrative Expenses.

(j)  Shareholder Fund Administrative Expenses.
     -----------------------------------------
"Shareholder Fund Administrative Expenses" means (1) the fees, costs and expenses, if any, of the Arbiter to be paid by the Principals from the Shareholder Fund pursuant to SECTION 2.1(f)(vii), and (2) the out-of-pocket costs paid or incurred by the Principals, their affiliates or others incurred in performance of the Principal's obligations under this ARTICLE II. It is acknowledged that the Principals' obligations under this ARTICLE II includes, without limitation, establishing and administering the Shareholder Fund, finalizing the determination of the Total Purchase Price, enforcing the Parent's and the Surviving Corporation's obligations under this Agreement, providing the transmittals to holders of Certificates and Option Agreement, paying from the Shareholder Fund the Consideration and Net Consideration and complying with tax reporting requirements. Solely for purposes of illustration, the out-of-pocket costs that the Principals may pay or incur in connection therewith may include, without limitation, legal and accounting fees, bank charges, printing costs and mailing charges and consultant fees.

(i)  Certain Exclusions.
     -------------------
The Principals shall not be entitled to any fees or compensation in connection with fulfilling their obligations under this ARTICLE II, and Shareholder Fund Administrative Expenses shall not include any such fees or compensations of the Principals. Further, Shareholder Fund Administrative Expenses shall not include amounts for which the Principals are required to indemnify under SECTION 2.1(k) to the extent that the Principals have breached their duties under this ARTICLE II. However, Shareholder Fund Administrative Expenses shall include amounts for which the Principals are required to so indemnify to the extent that the Principals have not so breached their duties under this ARTICLE II.

(ii) Reserve.
     --------
In recognition of the fact that the Principals will incur out-of-pocket costs after the Availability Date, the Principals are hereby authorized to create a reserve for their good faith estimate of the out-of-pocket costs that may be incurred in fulfilling their obligations under this ARTICLE II after the Availability Date, and such reserve shall be deemed a Shareholder Fund Administrative Expense. Except to the extent of available interest earned on the Shareholder Fund from and after the Availability Date, the Principals shall not be entitled to payment or reimbursement from the Shareholder Fund of any out-of-pocket costs paid or incurred in excess of such reserve after the Availability Date. If the actual out-of-pocket costs paid or incurred by the them as of the date that undistributed funds are to be paid to the Surviving Corporation under SECTION 2.2(d), the excess reserve, at the election of the Principals, may either be paid to the Surviving Corporation or paid to a charitable organization exempt under Section 501(c)(3) of the Internal Revenue Code.

(k)  Indemnification by the Principals.
     ----------------------------------
In addition to the indemnity made by the Principals in SECTION 6.9, and without reference to the limitations on indemnity set forth in SECTIONS 6.10 or 6.11, from and after the Effective Time, the Principals, jointly or severally, hereby agree to indemnify and hold harmless Parent and the Surviving Corporation, and their respective officers, directors, employees, agents, consultants, for any Losses (as defined in SECTION 6.9) actually suffered or incurred by them as a result of any breach of the Principals' obligations under this ARTICLE II.

	SECTION 2.2. EXCHANGE AND PAYMENT

(a)  Exchange.
     ---------

(i)  Transmittals.
     -------------
As soon as practicable after the Effective Time, the Principals and the Surviving Corporation shall mail to each holder of record of a certificate or certificates (collectively, the "Certificates") whose shares were converted pursuant to SECTION 2.1, and to holders of record of Option Agreements, into the right to receive the Consideration or Net Consideration (i) a letter of transmittal (which shall be in such form and have such provisions as the Principals and Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates or Option Agreements in exchange for the Consideration or Net Consideration.

(ii) Surrender; Payment.
     -------------------
Upon surrender of a Certificate or Option Agreement for cancellation to the Surviving Corporation, together with such letter of transmittal, duly executed, the holder of such Certificate or Option Agreement shall be entitled to receive in exchange therefor the Consideration to which such holder is entitled pursuant to SECTION 2.1(b) hereof or the Net Consideration to which such holder is entitled to pursuant to
SECTION 2.1(c) and the Certificate or Option Agreement so surrendered shall forthwith be canceled. Within two (2) business days after the Surviving Corporation's receipt of the surrendered Certificate or Option Agreement for cancellation with such duly executed letter of transmittal, the Surviving Corporation shall provide notice to the Principals regarding such holder's right to payment, including the name of the holder and the Consideration or Net Consideration payable to such holder. Promptly thereafter, the Principals shall pay from the Shareholder Fund such Consideration or Net Consideration, as the case may, to such holder, after giving effect to any required tax withholdings, in accordance with the terms hereof (with interest thereon as provided in SECTION 2.1(h)).

(iii) Computation Statement.
      ----------------------
To the extent practicable, prior to or simultaneous with payment of the Consideration or Net Consideration (and in any event, promptly after payment thereof), the Principals shall provide a holder of a Certificate or Option Agreement with a brief statement showing a final computation of the Consideration or Net Consideration, including, without limitation, a computation of the final Total Purchase Price and a brief and summary accounting of the Shareholder Fund Administrative Expenses incurred and the reserve established under SECTION 2.1(j) (if any).

(iv) Transfers; Lost Certificates or Option Agreements.
     --------------------------------------------------
In the event of a transfer of ownership of Company Common Stock or an Option Agreement which is not registered in the transfer records of the Company, the Consideration or Net Consideration payable to the transferee thereof in the Merger may be issued to a transferee if the Certificate representing such Company Common Stock or Option Agreement is presented to the Surviving Corporation, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event any Certificates or Option Agreements shall have been lost, stolen, or destroyed, the Principals may pay the Consideration or Net Consideration from the Shareholder Fund in exchange for such lost, stolen, or destroyed Certificates or Option Agreement, upon the making of an affidavit of that fact by the holder thereof; provided, however, that the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Certificate or Option Agreement to deliver a bond in such sum as they may direct as indemnity against any claim that may be made against the Principals, the Parent or the Surviving Corporation with respect to such Certificate or Option Agreement alleged to have been lost, stolen, or destroyed. Until surrendered as contemplated by this SECTION 2.2, each Certificate and Option Agreement shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Consideration or Net Consideration payable in the Merger.

(v)  The Surviving Corporation's Obligations; Indemnification.
     ---------------------------------------------------------
The Surviving Corporation's obligations under this SECTION 2.2(a) shall be performed by Ricky Carlson or other employee of the Surviving Corporation reasonably acceptable to the Principals. From and after the Effective Time, the Parent and the Surviving Corporation, jointly or severally, hereby agree to indemnify and hold harmless the Principals and the holders of Certificates or Option Agreements, and their respective affiliates, for any Losses (as defined in SECTION 6.9) actually suffered or incurred by them as a result of any breach of the Surviving Corporation's under this SECTION 2.2(a).

	(b)  Dissenters' Rights.
      -------------------

(i)  Demand and Perfection.
     ----------------------
Notwithstanding any provision of this Agreement to the contrary, the holder (a "Dissenting Shareholder") of any shares of Company Common Stock who has demanded and perfected such holder's right to dissent from the Merger and to be paid the fair value of such shares (the "Dissenting Shares") in accordance with Sections 302A.471 and 302A.473 of the MBCA and as of the Effective Time has neither effectively withdrawn nor lost his, her or its right to such dissent shall not have a right to receive the Consideration for such Dissenting Shares pursuant to SECTION 2.1(b) and shall only be entitled to such rights as are granted by the MBCA. The Surviving Corporation shall make any and all payments due to holders of Dissenting Shares.

(ii) Withdrawal or Loss of Rights.
     -----------------------------
Notwithstanding the provisions of SECTION 2.2(b)(i), if any Dissenting Shareholder demanding dissenters' rights with respect to such Dissenting Shareholder's Dissenting Shares under the MBCA shall effectively withdraw or lose (through failure to perfect or otherwise) his, her or right to dissent, then as of the Effective Time or the occurrence of such event, whichever occurs later, such Dissenting Shares shall automatically be converted into and represent only the right to receive the Consideration as provided in SECTION 2.1(b) upon surrender of the certificate or certificates representing such Dissenting Shares.

(iii) Payment.
      --------
The Company shall give Parent and Merger Sub prompt notice of any demand by a Dissenting Shareholder for payment, or notices of intent to demand payment received by the Company under Sections 302A.471 and 302A.473 of the MBCA, and Parent and Merger Sub shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned) or as otherwise required by law, make any payment with respect to, or settle, or offer to settle, any such demands.

(c)	Satisfaction.
    -------------
All of the Consideration or Net Consideration paid upon shares of Company Common Stock or upon securities convertible into Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares.

(d)	Undistributed Funds.
    --------------------
Any portion of the Shareholder Fund which remains undistributed to the shareholders of the Company for six months after the Effective Time shall be delivered by the Escrow Agent (along with interest accruing thereon from and after the Availability Date as provided in SECTION 2.1(h)) to the Surviving Corporation, upon demand, and any shareholders of the Company who have not theretofore complied with this ARTICLE II shall, subject to any applicable abandoned property, escheat or similar law, thereafter look only to the Surviving Corporation for the Consideration or Net Consideration payable in the Merger (plus interest only as expressly provided in SECTION 2.1(h)). None of Parent, Merger Sub, the Company or the Surviving Corporation shall be liable to any holder of shares of Company Common Stock or securities convertible into Company Common Stock for such Consideration or Net Consideration payable in the Merger delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

	SECTION 2.3. DELIVERIES AT THE CLOSING

(a)  Deliveries by the Company and the Principals.
     ---------------------------------------------
At the Closing the Company and the Principals shall take the following actions and deliver or cause to be delivered to Parent and Merger Sub each of the following items:

(i)  President's Certificate.
     ------------------------
A certificate dated as of the date of the Closing executed by the President of the Company certifying, in such form as Parent may reasonably request, that the representations and warranties of the Company, and the Principals, respectively, set forth in ARTICLE III of this Agreement were true and correct as of the date of the execution of this Agreement and are true and correct and as of the date of the Closing as if made on and as of such date, and that since August 31, 1998, there has been no Material Adverse Effect;

(ii) Certificate of Good Standing.
     -----------------------------
A certificate of good standing of the Company issued by the Secretary of State of Minnesota, dated as of a date not more than ten (10) days prior to the Closing Date;

(iii) Certified Resolutions.
      ----------------------
True copies of, (1) resolutions of the Board of Directors, and any applicable committee thereof, certified by the Company's Secretary, (A) approving this Agreement, the Plan of Merger and the transactions contemplated under this Agreement, and (B) authorizing each of the persons who sign, on the Company's behalf, this Agreement or any documents or instruments delivered or required to be delivered in connection with the transactions contemplated by this Agreement, and (2) resolutions adopted by the shareholders of the Company, certified by the Company's Secretary, approving the Plan of Merger in accordance with the requirements of the MBCA;

(iv) Opinion.
     --------
An opinion of Fredrikson & Byron, P.A. dated as of the Closing in a form and substance reasonably satisfactory to Parent;

(v)  Non-Competition and Severance Agreements.
     -----------------------------------------
A duly executed Non-Competition and Severance Agreement between Duane Markus and the Surviving Corporation, and duly executed
Severance Agreements between each of Jack Pagel and Tom Gould and the Surviving Corporation; and

(vi) Other.
     ------
Copies of any other documentation or information reasonably requested by Parent.

(b)  Deliveries by Parent and Merger Sub.
     ------------------------------------
At the Closing, Parent and Merger Sub shall take the following actions and deliver or cause to be delivered to the Company each of the following items:

(i)  Officer Certificate.
     --------------------
Certificates dated as of the date of the Closing executed by an authorized officer of Parent and by an authorized officer of Merger Sub, respectively, certifying, in such form as the Company may reasonably request, that the representations and warranties of Parent and Merger Sub, respectively, were true and correct as of the date of the execution of the Agreement and are true and correct on and as of the date of the Closing as if made on or as of such date;

(ii) Certified Resolutions.
     ----------------------
True copies of (1) resolutions of the Board of Directors of Parent and Merger Sub certified by the Secretary of each, (A) approving this Agreement, the Plan of Merger and the transaction contemplated under this Agreement, and (B) authorizing each of the persons who sign, on behalf of Parent and Merger Sub, the Agreement or any instruments or documents delivered or required to be delivered in connection with the consummation of the transactions under this Agreement; and (2) true copies of resolutions adopted by the sole shareholder of the Merger Sub, as certified by Merger Sub's Secretary, approving the Plan of Merger in accordance with the MBCA;

(iii) Opinion.
      --------
An opinion of Lindquist & Vennum P.L.L.P. (which may rely on or incorporate an opinion of Israeli counsel) counsel for Parent, dated as of the date of the Closing, in form and substance reasonably satisfactory to the Company; and

(iv) Other.
     ------
Copies of any other documentation or information reasonably requested by the Company.

ARTICLE III
   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

	The Company and the Principals represent and warrant to Parent and Merger Sub as follows:

	SECTION 3.1. CORPORATE EXISTENCE. The Company is duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, if any, where the conduct of the Business or the ownership of assets by it requires it to be so qualified or, if not so qualified, such failure to be so qualified will not have a material adverse effect on the Business or the Company's financial condition, results of operations or prospects taken as a whole. The Company has delivered to Parent and Merger Sub true and complete copies of the Company's Articles of Incorporation and By-Laws as currently in effect. SCHEDULE 3.1 to this Agreement is a complete and accurate list of each jurisdiction in which either,
(a) the Company owns or leases property, or (b) the Company is qualified to do business, together with the date of such qualification.

	SECTION 3.2. MINUTE BOOKS. The minute books of the Company contain accurate records of all actions taken by the shareholders, Board of Directors and all committees of the Board of Directors of the Company. Complete and accurate copies of all such minute books have been made available to Parent and Merger Sub.

	SECTION 3.3. CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of: (i) 5,000,000 shares of Company Common Stock of which, as of August 31, 1998, 1,606,283 shares were issued and outstanding. As of August 31, 1998, 166,125 shares of Company Common Stock were reserved for issuance upon exercise of outstanding options (the "Company Stock Options") pursuant to the Company's Incentive Stock Option Plan and its Directors' Stock Option Plan, (the "Company Stock Plans"). The Company has no outstanding warrants. All the outstanding shares of the Company's capital stock are, and all shares which may be issued pursuant to Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereto. As of the date hereof, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) ("Voting Debt") of the Company are issued or outstanding. Except as set forth above or in SCHEDULE 3.3, as of the date hereof, there are no existing options, warrants, calls, subscriptions or other rights or other agreements, commitments, understandings or restrictions of any character binding on the Company with respect to the issued or unissued capital stock or Voting Debt of the Company. Except as set forth above or in SCHEDULE 3.3, there are no existing options, warrants, calls, subscriptions or other rights or other agreements, commitments, understandings or restrictions of any character obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interests in, the Company, or securities convertible into or exchangeable for such shares, Voting Debt or equity interests, or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, commitment, understanding or restriction. Except as set forth in
SCHEDULE 3.3, there are no contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. Since August 31, 1998, no shares of Company Common Stock have been issued except issuance of shares reserved for issuance and issued pursuant to the Company Stock Plans. Except as set forth in SCHEDULE 3.3, there are no voting trusts, proxies or other agreements or understandings to which the Company is a party or is bound with respect to voting any shares of capital stock of the Company.

	SECTION 3.4. POWER AND AUTHORIZATION. The Company has full power, authority and legal right to execute, deliver and perform this Agreement and such of the Related Documents as are required to be delivered by the Company in accordance with the provisions hereof. The execution, delivery and performance of this Agreement and the Related Documents by the Company have been duly authorized by all necessary corporate action, subject to obtaining shareholder approval pursuant to SECTION 6.3 and subject to receipt of the fairness opinion referenced in SECTION 7.3(d).

	SECTION 3.5. DUE EXECUTION; ENFORCEABILITY. This Agreement and the Related Documents have been duly executed and delivered on behalf of the Company and the Principals, and this Agreement and the Related Documents constitute legal, valid and binding obligations of the Company and the Principals, enforceable in accordance with their respective terms against the Company and the Principals, except as enforceability may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

	SECTION 3.6. NON-VIOLATION. Except as set forth in SCHEDULE 3.6, the execution, delivery and performance of this Agreement and the Related Documents by the Company and Principals does not and will not violate, conflict with, result in the breach of, or constitute a default or result in or permit any acceleration of any obligation under: (a) any law, ordinance or governmental rule or regulation to which the Company is subject; (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Company; (c) the Articles of Incorporation or By-Laws of the Company or any securities issued by it; or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, license, or other instrument, document or understanding, oral or written, to which the Company is a party, by which the Company may have rights or by which any of the assets of the Company may be bound or affected; or give any party thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Company thereunder.

	SECTION 3.7. NO APPROVALS REQUIRED. Except for the filing of the Articles of Merger and the Proxy Statement as provided herein, no authorization, approval or consent of and no registration or filing with any governmental or regulatory official, body or authority (except as contemplated or required by this Agreement) is required in connection with the execution, delivery or performance of this Agreement or the Related Documents by the Company or the Principals, and the execution, performance or delivery of this Agreement and the Related Documents by the Company or the Principals will not result in the creation of any Lien upon any of the assets of the Company.

	SECTION 3.8. NO PROCEEDINGS. There is no injunction, order or decree of any court or administrative agency or any action or proceeding pending or, to the knowledge of the Company or the Principals, threatened by or against the Company to restrain or prohibit the consummation of the transactions contemplated hereby.

	SECTION 3.9. FINANCIAL STATEMENTS. The Company has delivered to Parent and Merger Sub copies of its audited balance sheets as of August 31, 1998, 1997 and 1996 and its unaudited balance sheet (the "Balance Sheet") as of December 31, 1998 (the "Balance Sheet Date"), and related statements of income for the fiscal years ended August 31, 1998, 1997 and 1996 and the four months ended December 31, 1998 (collectively, the "Financial Statements"). The audited Financial Statements have been reported on by Lurie, Besikof, Lapidus & Co., LLP and the unaudited Financial Statements have been prepared by the management of the Company, in each case, in accordance with GAAP throughout the periods involved (except as otherwise indicated in the notes thereto), and are true and correct in all material respects, and present fairly, in all material respects, the financial condition of the Company as at the dates of such balance sheets and its results of operations for such respective periods then ended. Except as will be disclosed or accrued on the Closing Date Balance Sheet, the Company does not have any liabilities or obligations, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except
(1) liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan listed on
SCHEDULE 3.12 or not required to be disclosed because of the term or amount involved, and (2) other liabilities or obligations not required by GAAP to be reflected on the Closing Date Balance Sheet if such other liabilities or obligations are otherwise disclosed on the Schedules attached hereto or are not otherwise required to be disclosed by this ARTICLE III.

	SECTION 3.10. ABSENCE OF CHANGES. Since August 31, 1998, except as described in SCHEDULE 3.10, there has not been: (a) any Material Adverse Effect; (b) any material loss, damage, condemnation or destruction to any of the Company's properties or assets; (c) any sale, transfer or other disposition of any of the Company's properties or assets (except for property sold or disposed of in the ordinary course of business consistent with past practice); (d) any change in the Company's number of authorized shares of capital stock or Indebtedness not reflected on the Closing Date Balance Sheet; or (e) any change in the titles of, or in the salaries or bonuses for, employees, except for changes in the ordinary course of business consistent with past practice. The Company has operated the Business in the ordinary course consistent with past practice from the Balance Sheet Date to the date hereof and will continue to operate the Business in a similar fashion through the Closing Date.

	SECTION 3.11. PROPERTIES AND ASSETS. SCHEDULE 3.11 sets forth: (a) a description, by deed reference or otherwise, of all real property, if any, owned by, and all easement rights granted to, the Company; (b) a complete and correct list of each lease of real property, if any, to which the Company is a party, true copies of which leases, any amendments thereto and any options exercised thereunder, have previously been delivered to Parent and Merger Sub; and (c) a description of all fixed assets, machinery, equipment, furniture, fixtures and other tangible personal property owned or leased by the Company with a book value as of the Balance Sheet Date in excess of $500. The Company has good, valid and marketable title to all of its properties and assets, real, personal and mixed, which it purports to own, including, without limitation, all properties and assets used or useful in the Business or to be reflected on the Closing Date Balance Sheet, free and clear of all Liens, and defects of title of any nature whatsoever, except for: (i) Liens listed in SCHEDULE 3.11; (ii) Liens for current real or personal property taxes not yet due and payable; (iii) worker's, carrier's, mechanics, materialmen's and other similar Liens; and (iv) defects of title and other restrictions and encumbrances that are immaterial in character, amount and extent and which do not materially detract from the value or materially interfere with the present or proposed use of the properties they affect.

	SECTION 3.12. CONTRACTS.

(a)  Schedule 3.12.
     --------------
SCHEDULE 3.12 sets forth a complete and correct list of all currently existing contracts, obligations, agreements, plans, arrangements, commitments or the like (written or oral) of a material nature to which the Company is a party ("Contracts"), including, without limitation, the following:

(i)  Employee Contacts; Etc.
     -----------------------
Employment, bonus or consulting agreements, pension, profit-sharing, deferred compensation, stock bonus, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities of the Company and agreements among the Company and its shareholders;

(ii) Inventory Contracts; Etc.
     -------------------------
Agreements for the purchase of inventory, materials, supplies, services, equipment or any capital item or items and involving a consideration of more than $5,000 per contract or series of related contracts;

(iii) Union Contracts; Etc.
      ---------------------
Agreements with any labor union or collective bargaining organization or other labor agreements;

(iv) Supplier Contracts; Etc.
     ------------------------
Agreements with suppliers, customers, dealers, distributors, sales representative and agents;

(v)  Personal Property Leases.
     -------------------------
Leases of personal property as lessee involving a consideration of more than $500 per month per lease or series of related leases;

(vi) Non-Competition Contracts.
     --------------------------
Agreements limiting the freedom of the Company to compete in any line of business or in any geographic area or with any person or entity;

(vii)Sale Contracts; Etc.
     --------------------
Agreements providing for disposition of the business, assets or stock of the Company, agreements of merger or consolidation or letters of intent with respect to the foregoing;

(viii) Contracts with Affiliates.
       --------------------------
Agreements to which the Company is a party and in which any of the officers, directors or employees of the Company has any personal interest, either direct or indirect;

(ix) Acquisition Contracts.
     ----------------------
Letters of intent or agreements with respect to the acquisition of the business, assets or stock of any other business; and

(x)  Other.
     ------
All other agreements that are material to the ownership or operation of the Business.

(b)  Defaults; Etc.
     --------------
Except as otherwise set forth on SCHEDULE 3.12 or SCHEDULE 3.18,
(i) the Company has complied in all material respects with all material provisions of all such Contracts, and there does not exist any event of default by the Company under any thereof or any event that, after the giving of notice or the lapse of time, or both, would constitute such an event of default, (ii) the Company is not aware of any existing event of default by any other party to any such Contract, and (iii) all of such Contracts are freely transferable in the Merger without the consent of any other party thereto.

	SECTION 3.13. INTELLECTUAL PROPERTY.

(a)  Proprietary Rights.
     -------------------
Except as set forth on SCHEDULE 3.13, the Company is the sole and exclusive owner of all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, technology and know-how (including all trade secrets, data bases, customer lists, confidential information, discoveries, inventions and improvements), rights in computer software that the Company purports to own (excluding commercially available software licensed from third parties) and other proprietary rights and information listed on SCHEDULE 3.13 (collectively, "Proprietary Rights") and constituting all Proprietary Rights used in the Business as presently conducted, free and clear of all Liens, claims, charges, security interests and encumbrances, except as set forth in such Schedule.

(b)  Assignment; Etc.
     ----------------
The Company has not, as of and since the date upon which it acquired any of the Proprietary Rights, (i) transferred, conveyed, sold, assigned, pledged, mortgaged or granted a security interest in any of the Proprietary Rights to any third party, (ii) entered into any license, franchise or other agreement with respect to any of the Proprietary Rights with any third person, or (iii) otherwise encumbered any of the Proprietary Rights. The Company has taken all reasonable measures to maintain and enforce the Proprietary Rights and to safeguard the secrecy of all Proprietary Rights that are considered to be trade secrets.

(c)  Infringement.
     -------------
The conduct of the business of the Company as currently conducted does not conflict or infringe in any way with any proprietary right of any third party that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, and there is no claim, suit, action or proceeding pending or to the knowledge of the Company and the Principals threatened against the Company (i) alleging that use of the Proprietary Rights by the Company conflicts or infringes in any way with any third party's proprietary rights, or (ii) challenging the Company's ownership of or right to use or the validity of any Proprietary Right. To the knowledge of the Company and the Principals, there are no conflicts or infringements by any third party of any Proprietary Rights.

(d)  The Merger.
     -----------
The ownership or possession of Proprietary Rights and the right to secure such rights currently enjoyed by the Company will not be affected in any material way by the transactions contemplated by this Agreement.

	SECTION 3.14. TAXES. The Company has filed all tax reports and returns required to be filed by it including, without limitation, any information reports that are required to be provided to any payee or other third party, and such reports and returns were true, correct and complete in all material respects. Except as set forth in SCHEDULE 3.14 (a) the Company has paid all taxes and other charges due or claimed to be due from it to any federal, state, local or foreign taxing authority (including, without limitation, those due in respect of properties, income, franchises, licenses, sales or payrolls and any withholding obligations, or other trust fund taxes and any interest, penalties or additions to tax); (b) all reserves for taxes reflected in the Balance Sheet are adequate; (c) there are no tax Liens upon any property or assets of the Company, except Liens for current taxes not yet due; (d) the Company has made all required declarations of estimated federal, state or local income taxes and has paid all taxes as shown on such declarations; (e) there are no facts which exist or have existed which would constitute grounds for the assessment of any tax liability and neither the Internal Revenue Service nor any other taxing authority is now asserting against the Company any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith; and (f) there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return for any period. Copies of all Federal income tax returns of the Company in respect of all years not barred by the statute of limitations have heretofore been delivered to Parent and Merger Sub. All taxes and other assessments and levies required to be withheld by the Company from customers with respect to the sale of goods, or from or on behalf of employees for income, social security and unemployment insurance taxes have been collected or withheld and either paid to the appropriate governmental agency or set aside and held in accounts for such purpose.

	SECTION 3.15. LITIGATION. Except as described on SCHEDULE 3.15, no suit, action or other litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or federal, state or other governmental or regulatory official, body or authority, is pending or, to the knowledge of the Company and the Principals, threatened against the Company or which relates to the Business or the assets of the Company, nor does the Company know of any reasonably likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could materially and adversely affect the Company, its assets, financial condition, results of operations or prospects, the Business, or the transactions contemplated hereby. The Company is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which may materially and adversely affect the Company, its financial condition, results of operations or prospects, the Business, or the transactions contemplated hereby.

	SECTION 3.16. COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS. The Company is in compliance with all federal, state, and local laws, ordinances, rules, regulations, permits, judgments, orders and decrees applicable to it, the Business or any of its properties, assets, or operations, except to the extent that noncompliance therewith, either singly or in the aggregate, would not have a Material Adverse Effect. SCHEDULE 3.16 contains a complete listing of all governmental licenses, franchises, permits, approvals and other governmental authorizations necessary to permit the Company to operate the Business and to own its properties and assets, all of which are in full force and effect and will remain in full force and effect after the consummation of the transactions contemplated by this Agreement.

	SECTION 3.17. ENVIRONMENTAL MATTERS. Except as described on
SCHEDULE 3.17 (a) the Company has complied, and to the knowledge of the Company and the Principals, others have complied, with all Environmental Laws applicable to all of its facilities and properties currently or formerly owned or operated by the Company;
(b) none of the properties or facilities currently or formerly owned or operated by the Company has been used by the Company, or to the knowledge of the Company and the Principals, by others for the generation, storage, manufacture, use, transportation, disposal or treatment of Hazardous Substances other than in compliance with all applicable Environmental Laws; (c) there has been no Hazardous Discharge made by the Company, or to the knowledge of the Company and the Principals, by others on or from any of the properties or facilities currently or formerly owned or operated by the Company, except in compliance with all applicable Environmental Laws; and (d) there are no outstanding and, to the knowledge of the Company and the Principals, threatened Environmental Actions against the Company or, to the knowledge of the Company and the Principals, (i) against the owners of any facilities operated by the Company or (ii) against any of the owners or operators of any facilities that may have received solid wastes or Hazardous Substances from the Company.

	SECTION 3.18. EMPLOYMENT AGREEMENTS AND EMPLOYEE BENEFIT
PLANS.

(a)  Compensation and Benefit Plans.
     -------------------------------
Except as set forth in SCHEDULE 3.12 or SCHEDULE 3.18, the Company does not have and has not had at any time, any bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock or stock option plans, employment or severance contracts, other material employee benefit plans and any applicable "change of control" or similar provisions in any plan, contract or arrangement which cover employees or former employees ("Company Employees") of the Company or any entity (an "ERISA Affiliate") which is considered one employer with the Company under Section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 414(b) or
(c) of the Internal Revenue Code of 1986, as amended (the "Code") or any other benefit plans, contracts or arrangements (regardless of whether they are funded or unfunded or foreign or domestic) covering Company Employees, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA (collectively, the "Compensation and Benefit Plans"). The Company has made available to Parent and Merger Sub true and complete copies of all Compensation and Benefit Plans, including any trust instruments and/or insurance contracts, if any, forming a part of any such plans, and all amendments thereto; where applicable, current summary plan descriptions; where applicable, the most current determination letter received from the Internal Revenue Service (the "Service") and most recent determination letter application, and where applicable, annual reports, financial statements and actuarial reports for the last three plan years ending before December 31, 1998, which fairly and accurately reflect the financial condition of such plans.

(b)  ERISA.
     ------
All of the Compensation and Benefit Plans, to the extent subject to ERISA, are in material compliance with ERISA. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Service, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Neither the Company nor any ERISA Affiliate has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has contributed or been required to contribute to any Multi-employer Pension Plan subject to Subtitle E of Title IV of ERISA.

(c)  Certain ERISA Liabilities.
     --------------------------
No liability under Subtitles C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any ERISA
Affiliate with respect to any ongoing, frozen or terminated
Compensation and Benefit Plan, currently or formerly maintained by any of them.

(d)  Contributions.
     --------------
All contributions required to be made or accrued as of December 31, 1998 under the terms of any Compensation and Benefit Plan for which the Company may have liability have been timely made or have been reflected on the Balance Sheet. No Pension Plan has incurred an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any ERISA Affiliate has provided, or is required to provide, security to any Pension Plan pursuant to
Section 401(a)(29) of the Code.

(e)  Retiree Benefits.
     -----------------
Except as set forth in SCHEDULE 3.12 or SCHEDULE 3.18, the Company does not have any obligations for retiree benefits under any Compensation and Benefit Plans.

(f)  The Merger.
     -----------
Except as expressly provided in this Agreement or as set forth on
SCHEDULE 3.12 or SCHEDULE 3.18, the consummation of the transactions contemplated by this Agreement will not: (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or
(ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

(g)  Unfunded Liabilities.
     ---------------------
The Company has no unfunded liabilities with respect to any Pension Plan which covers former Employees in an amount which would have a Material Adverse Effect.

(h)  Termination.
     ------------
Immediately after the Effective Time, the Surviving Corporation could terminate each Compensation and Benefit Plan in accordance with its terms and applicable law without incurring any material liability.

(i)  Additional Payments.
     --------------------
Except as expressly provided in this Agreement or as set forth on
SCHEDULE 3.12 or SCHEDULE 3.18, with respect to the Company and the Business, the transactions contemplated by this Agreement will not cause any additional payments to be due under any Compensation and Benefit Plan, nor accelerate the payment or vesting of any amounts due under any Compensation and Benefit Plan, nor result in any excess parachute payment within the meaning of Code Section 280G except for payments which are paid prior to the Effective Time, accrued on the Closing Date Balance Sheet or for which funds have been reserved.

(j)  Claims.
     -------
There are no pending, or to the Company's knowledge, threatened or anticipated claims by or on behalf of any Compensation and Benefit Plan, by any employee or beneficiary covered under any such Compensation and Benefit Plan, or otherwise involving any such Compensation and Benefit Plan (other than routine claims for benefits).

	SECTION 3.19. EMPLOYEES. SCHEDULE 3.19 sets forth a complete and correct list, as of the date hereof, of the names and current annual salary rates of any officer or employee of the Company whose current regular annual compensation is $40,000 or more, together with a list of all bonuses paid to any such persons for the Company's last two calendar years, and, to the extent existing on the date hereof, all arrangements with respect to any bonuses or deferred compensation to be paid to them from and after the date hereof.

	SECTION 3.20. INSURANCE. All policies or binders of fire, liability, product liability, workers' compensation, vehicular and other insurance held by or on behalf of the Company are set forth on SCHEDULE 3.20. Each such policy or binder is valid and enforceable against the Company in accordance with its terms, and is in full force and effect. No notice has been received from any insurer with respect to the cancellation of, or intent to cancel, or the non-renewal of, any of such policies. Except as set forth on SCHEDULE 3.20, to the Company's and the Principals' knowledge, no event has occurred which could result in a cancellation of any of the insurance policies set forth on such Schedule or a refusal by the insurer to pay under such policies, nor has the Company failed to make any claim under any such policies in a due and timely fashion.

	SECTION 3.21. ACCOUNTS, LOCKBOXES, SAFE DEPOSIT BOXES AND POWERS OF ATTORNEY. SCHEDULE 3.21 sets forth: (i) the names of each bank, savings and loan association, securities or commodities broker, clearing corporation, or other financial institution in which the Company has an account, including cash contribution accounts, customer accounts, securities accounts, and the names of all persons authorized to draw thereon or have access thereto,
(ii) the location of all lockboxes and safe deposit boxes of the Company and the names of all persons authorized to draw thereon or have access thereto and (iii) the names of all persons, if any, holding powers of attorney relating to the Company or the Business, copies of which have been provided to Parent and Merger Sub. At the time of the Closing, all monies, securities, securities entitlements, financial assets and accounts of the Company (if any) related to, necessary to or advisable for the conduct of the Business shall be held by, and be accessible only to, the Company.

	SECTION 3.22. TRANSACTIONS WITH AFFILIATES. As of the date hereof, except as disclosed in SCHEDULE 3.22, there are no outstanding notes payable to or accounts receivable from, or advances by the Company to, and the Company is not otherwise a creditor of, any shareholder, officer, director, employee, or affiliate of the Company, other than any such transactions which do not exceed $1,000 individually or $10,000 in the aggregate, and the Company is not a party to any contract with any shareholder, officer, director, or employee of the Company.

	SECTION 3.23. SEC REPORTS AND FINANCIAL STATEMENTS. The Company has timely made all required filings with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Investment Adviser's Act of 1940, as amended (the "Adviser's Act"), the National Association of Securities Dealers ("NASD"), NASDAQ, and state securities authorities, and has made available to Parent true and complete copies of, all forms, reports and documents required to be filed by the Company since the Company's inception under the Securities Act, the Exchange Act, the Investment Company Act, the Adviser's Act, or rules or regulations of the NASD, NASDAQ, or state securities authority (collectively, the "Company SEC Documents"). The Company SEC Documents, including, without limitation, any financial statements or schedules included therein, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, Investment Company Act, Adviser's Act, or rules or regulations of the NASD, NASDAQ or state securities authority, as the case may be. The financial statements of the Company included in the Company SEC Documents (including the notes and schedules thereto, the "Company Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

	SECTION 3.24. INFORMATION IN DISCLOSURE DOCUMENTS. None of the information supplied or to be supplied by the Company, the Principals or their representatives for inclusion or incorporation by reference in the Proxy Statement relating to the meeting of the Company's shareholders to be held in connection with the Merger (the "Proxy Statement") will, at the date mailed to the Company's shareholders and at the time of the meeting of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent for inclusion in the Proxy Statement.

	SECTION 3.25. DISCLOSURE. Neither this Agreement (including the Schedules hereto) nor any Related Document, insofar as they relate to the Company or the Principals, contains or will contain any untrue statement of a material fact or omits or will omit a material fact required to make the statements herein or therein not misleading in light of the circumstances under which those statements were or will be made. There is no fact known to the Company or the Principals which has not been disclosed to Parent and Merger Sub pursuant to this Agreement, the Schedules hereto or the Company SEC Documents that could reasonably be expected to cause a Materially Adverse Effect.

	SECTION 3.26. CERTAIN BUSINESS PRACTICES AND REGULATIONS Neither the Company nor Principals, with respect to the Business or any other person has made or received, and no officer, director, employee, agent or other representative of the Company or Principals, with respect to the Businesses or any other person has made or received, directly or indirectly, in cash or in kind, any illegal bribes, kickbacks, political contributions with corporate funds, payments to or from corporate funds not recorded in records of the Company payments to or from corporate funds that were falsely recorded on such books and records, illegal payments to or from corporate funds to governmental officials in their individual capacities, illegal payments from corporate funds to obtain or retain business, or any payments constituting fraud or abuse of any laws.

SECTION 3.27. SCHEDULES. As of the date hereof, the Company has not completed its internal investigation and review for purposes of confirming and verifying the representations and warranties of the Company contained in this Agreement. The Company shall provide to Parent the Schedules contemplated by this Agreement as soon as reasonably practicable, but in any event within five (5) business days prior to the Closing Date as required by SECTION 7.2(f). In the event that Parent determines that such Schedules contains information which in Parent's good faith, reasonable business judgment adversely affects the value of the Company's business or prospects, then Parent shall have the right, within five (5) days of the receipt of the full and complete Schedules, to terminate this Agreement as set forth in SECTION 8.1(c)(vii).


ARTICLE IV
  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

	Parent and Merger Sub represent and warrant to the Company and the Principals as follows:

	SECTION 4.1. CORPORATE EXISTENCE. Parent and Merger Sub are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Merger Sub is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, if any, where the conduct of business or the ownership of assets by Merger Sub requires it to be so qualified or, if not so qualified, such failure to be so qualified will not have a material adverse effect on Merger Sub. Merger Sub has delivered to the Company true and complete copies of Merger Sub's governing documents as currently in effect.

	SECTION 4.2. POWER AND AUTHORIZATION. Parent and Merger Sub each has full power, authority and legal right to execute, deliver and perform this Agreement and such of the Related Documents as are required to be delivered by Parent and Merger Sub in accordance with the provisions hereof. The execution, delivery and performance of this Agreement and the Related Documents by Parent and Merger Sub have been duly authorized by all necessary corporate and other action.

	SECTION 4.3. DUE EXECUTION; ENFORCEABILITY. This Agreement and the Related Documents have been duly executed and delivered on behalf of Parent and Merger Sub, and this Agreement and the Related Documents constitute legal, valid and binding obligations of Parent and Merger Sub, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

	SECTION 4.4. NON-VIOLATION. The execution, delivery and performance of this Agreement and the Related Documents by Parent and Merger Sub does not and will not violate, conflict with, result in the breach of, or constitute a default or result in or permit any acceleration of any obligation under: (a) any law, ordinance or governmental rule or regulation to which Parent or Merger Sub is subject; (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Parent or Merger Sub; (c) the Certificate of Incorporation or By-Laws of Parent or Merger Sub or any securities issued by Parent or Merger Sub; or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, license, or other instrument, document or understanding, oral or written, to which Parent or Merger Sub is a party, by which Parent or Merger Sub may have rights or by which any of the assets of Parent or Merger Sub may be bound or affected; or give any party thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Parent or Merger Sub thereunder.

	SECTION 4.5. NO APPROVALS REQUIRED. Except for the filing of the Articles of Merger and the Proxy Statement as provided herein, no authorization, approval or consent of and no registration or filing with any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement or the Related Documents by Parent or Merger Sub, and, except for Liens which may be created in connection with any financing obtained by Parent or Merger Sub, the execution, performance or delivery of this Agreement and the Related Documents by Parent and Merger Sub will not result in the creation of any Lien upon any of the assets of Parent or Merger
Sub.

	SECTION 4.6. NO PROCEEDINGS. There is no injunction, order or decree of any court or administrative agency or any action or proceeding pending or, to the knowledge of Parent, threatened by or against Parent or Merger Sub to restrain or prohibit the consummation of the transactions contemplated hereby.

	SECTION 4.7. INFORMATION IN DISCLOSURE DOCUMENTS AND REGISTRATION STATEMENTS. None of the information supplied or to be supplied by Parent or its representatives for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to the Company's shareholders and at the time of the meeting of the Company's shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

	SECTION 4.8. INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Merger Sub may enter into employment agreements with James Burkett and Rick Carlson prior to the Closing.

ARTICLE V
COVENANTS

	SECTION 5.1. CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the Effective Time, except as contemplated or permitted by this Agreement or SCHEDULE 5.1, or to the extent that Parent shall otherwise consent in writing:

(a)  Ordinary Course.
     ----------------
The Company shall (i) carry on the Business in the usual, regular and ordinary course consistent with past practice, (ii) maintain selling prices and discounts of products and services at levels equal to the average pricing and discount levels for each product and service during the three month period prior to the date of this Agreement and (iii) use all reasonable efforts to preserve intact the present business organization of the Company, keep available the services of the present officers and employees of the Company and preserve the relationships with customers, suppliers and others having business dealings with the Company.

(b)  Dividends; Etc.
     ---------------
The Company shall not, nor shall the Company propose to (i) declare or pay any dividends on or make other distributions (whether in cash, securities or property or any combination thereof) in respect of any of its capital stock, (ii) adjust, split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (except for issuance of shares of capital stock upon exercise or conversion of any rights to acquire shares of capital stock outstanding on the date hereof) or (iii) repurchase, redeem or otherwise acquire to repurchase, redeem or otherwise acquire, any shares of capital stock of the Company.

(c)	Issuances.
    ----------
Except as expressly contemplated by this Agreement and except for issuance of shares of capital stock upon exercise or conversion of any rights to acquire shares of capital stock outstanding on the date hereof, the Company shall not issue, transfer, pledge or sell, or authorize or propose or agree to the issuance, transfer, pledge or sale of, any shares of its capital stock of any class, any Voting Debt or other equity interests or any securities convertible into, or any rights, warrants, calls, subscriptions, options or other rights or agreements, commitments or understandings to acquire, any such shares, Voting Debt, equity interests or convertible securities.

(d)  Articles and Bylaws.
     --------------------
The Company shall not amend or propose to amend its Articles of Incorporation or By-Laws.

(e)  Acquisitions.
     -------------
The Company shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets outside the ordinary and usual course of business consistent with past practice or otherwise enter into any material commitment or transaction outside the ordinary and usual course of business consistent with past practice, provided, however, that the foregoing shall not apply to sales of receivables or other assets contemplated by
SECTION 6.12.

(f)  Dispositions.
     -------------
The Company shall not sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets outside the ordinary and usual course of business consistent with past practice, provided, however, that the foregoing shall not apply to sales of receivables or other assets contemplated by SECTION 6.12.

(g)  Indebtedness; Etc.
     ------------------
The Company shall not (i) incur, assume, pre-pay, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any Indebtedness except in the ordinary and usual course of business consistent with past practice, (ii) issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or guarantee any obligations of others or (iii) make any loans, advances or capital contributions to, or investments in, any other person except in the ordinary and usual course of business consistent with past practice (except as otherwise contemplated by Section 5.1(k)).

(h)  Compensation; Etc.
     ------------------
The Company shall not (i) enter into, adopt, amend (except as may be required by law and except for immaterial amendments) or terminate any Compensation and Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy between the Company and one or more of its directors, officers or employees or (ii) except in the ordinary course of business consistent with past practice, increase in any manner, the compensation or fringe benefits of any director, officer or employee or increase any benefit to any director, officer or employee not required by any plan or arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing or engage in any transaction with any shareholder, officer or director, provided that the foregoing shall not restrict the payment of any obligations owed to such persons otherwise accrued on the Company's financial statements, and provided further, that the foregoing shall not restrict the Company from paying $100,000 that it intends to pay to Jack Pagel for additional consulting services rendered to the Company prior to the date hereof.

(i)  Filings.
     --------
The Company shall promptly provide Parent copies of all filings made by the Company with any federal, state or foreign governmental entity in connection with this Agreement, and the Related Documents and the transactions contemplated hereby and thereby.

(j)  Accounting.
     -----------
The Company will not change any of its accounting principles, policies or procedures, except as may be required by GAAP.

(k)  Investments.
     ------------
The Company shall liquidate, and convert to cash or cash-equivalents, all investments in an orderly fashion on or before that date which is not less than five (5) trading days prior to the Effective Time.

(l)  Other.
     ------
Notwithstanding the fact that such action might otherwise be permitted pursuant to this SECTION 5.1, the Company shall not take any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in ARTICLE VII not being satisfied or that would materially impair the ability of the Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation.

	SECTION 5.2. COVENANTS OF PARENT.

(a)  Certain Actions.
     ----------------
During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and Merger Sub that Parent shall not take any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in ARTICLE VII not being satisfied or that would materially impair the ability of Parent or Merger Sub to consummate the Merger in accordance with the terms hereof or materially delay such consummation.

(b)  Parent Filings.
     ---------------
Parent shall promptly provide the Company (or its counsel) copies of all filings made by Parent with any federal, state or foreign Governmental Entity in connection with this Agreement and the Related Documents and the transactions contemplated hereby and thereby.

ARTICLE VI
ADDITIONAL AGREEMENTS

	SECTION 6.1. REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Related Documents including, without limitation, (i) the prompt preparation and filing with the SEC of the Proxy Statement, (ii) such actions as may be required to have the Proxy Statement cleared by the SEC as promptly as practicable, including by consulting with each other as to, and responding promptly to, any SEC comments with respect thereto and (iii) the mailing of the Proxy Statement to shareholders of the Company. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Related Documents and the transactions contemplated hereby and thereby.

	SECTION 6.2. ACCESS TO INFORMATION. Upon reasonable notice, the Company shall afford to the officers, employees, accountants, counsel and other representatives of Parent, access, during normal business hours during the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records and all other information concerning the business, properties and personnel of the Company as Parent may reasonably request, and, during such period, each of the Company and Parent shall furnish promptly to the other a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal securities laws. Unless otherwise required by law, the parties will hold any such information which is non-public in confidence in accordance with the confidentiality agreement, dated September 15, 1998 between the Company and Parent (the "Confidentiality Agreement").

	SECTION 6.3. SHAREHOLDERS MEETING. The Company shall call a meeting of its shareholders to be held as promptly as practicable after the Proxy Statement is cleared by the SEC for the purpose of voting upon the approval and adoption of this Agreement. The
Company will, through its Board of Directors, recommend to its shareholders approval and adoption of this Agreement and shall use commercially reasonable efforts to hold such meeting as soon as practicable; PROVIDED that the Company may withdraw its recommendation (and such shareholder meeting need not be held) if the Board of Directors of the Company, after consultation with and based upon the advice of Fredrikson & Byron, P.A. or other independent legal counsel, determines in good faith that such withdrawal or modification is necessary for the Company's Board of Directors to comply with its fiduciary duties to shareholders under applicable law. The Principals shall vote all shares of Company Common Stock beneficially owned by them as of the record date for any such meeting in accordance with the terms of the letters attached hereto as Schedule 6.3.

	SECTION 6.4. LEGAL CONDITIONS TO THE MERGER; LEGAL COMPLIANCE. Each of the Company, Parent and Merger Sub will use commercially reasonable efforts to comply promptly with all legal requirements which may be imposed with respect to the Merger (which actions shall include, without limitation, furnishing all information in connection with approvals or filings with any Governmental Entity required to be obtained or made by Parent, Merger Sub or the Company) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them in connection with the Merger. Subject to the terms and conditions hereof, each of the Company and Parent will promptly use commercially reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by such party in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. The Company shall use commercially reasonable efforts to take such actions as are necessary to assure compliance by the Company with all applicable legal requirements relating to licenses, employment and benefits matters and other governmental regulations.

	SECTION 6.5. NO SOLICITATION.

(a)  No Solicitation.
     ----------------
Until the earlier of the Effective Time or the termination of this Agreement pursuant to ARTICLE VIII, the Company and the Principals will not directly or indirectly, through any officer, director, agent, affiliate, shareholder or otherwise, initiate, solicit, encourage, negotiate or discuss with any third party (including by way of knowingly furnishing non-public information concerning the Company, the Business or its assets or properties in connection therewith), or take any other action to knowingly facilitate any inquiries with respect to or the making of, any proposal or offer that constitutes or may reasonably be expected to lead to an Alternative Transaction (as defined below). As used herein, an "Alternative Transaction" shall mean a merger, consolidation, business combination, sale of a significant amount of assets outside of the ordinary course of business, sale of shares of capital stock outside of the ordinary course of business, sale or other disposition of the Business, tender or exchange offer, or similar transaction involving the Company. The Company will promptly communicate to Parent the terms of any proposal or inquiry that it has received or may receive in respect of any such transaction or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with the Company and may inform any third party who contacts the Company on an unsolicited basis concerning an Alternative Transaction that the Company is obligated hereunder to disclose such to Parent.

(b)  Limited Exceptions.
     -------------------
Notwithstanding the foregoing, this SECTION shall not prohibit the Board of Directors of the Company from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Alternative Transaction, if, and only to the extent that, (A) the Board of Directors of the Company determines in good faith, after receipt of advice to such effect from Fredrikson & Byron, P.A. or other independent legal counsel, that such action is so required for the Board of Directors to comply with its fiduciary duties to shareholders imposed by law, (B) prior to furnishing information to, or entering into discussions and negotiations with, such person or entity, the Company promptly provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (C) the Company keeps Parent informed of the status and all material terms and events with respect to any such Alternative Transaction; and (ii) to the extent applicable, complying with Rules 14d-9 and 14e-2 promulgated under the 1934 Act, as amended, with regard to an Alternative Transaction. Nothing in this SECTION shall (x) permit the Company to terminate this Agreement (except as specifically provided in ARTICLE VIII hereof), (y) permit the Company to enter into any agreement with respect to an Alternative Transaction for as long as this Agreement remains in effect (it being agreed that for as long as this Agreement remains in effect, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Transaction), or (z) affect any other obligation of the Company under this Agreement while this Agreement remains in effect.

	SECTION 6.6. FEES AND EXPENSES.

(a)  Incurring Party.
	    ----------------
Except as set forth in SECTION 6.6(b) or SECTION 6.6(c), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

(b)  Payment by Parent.
     ------------------
If Parent exercises its right not to consummate the transaction because of the occurrence of a Material Adverse Effect as defined in this Agreement as to the Company, Parent shall pay the Company's legal expenses incurred after December 10, 1998 relating to the negotiation and consummation of this Agreement and the transactions contemplated hereby in an amount up to $50,000; provided that any request by the Company for such payment shall be made in writing and accompanied by applicable invoices of legal counsel to the Company showing sufficient detail of work performed and expenses incurred in connection therewith.

(c)  Payment by the Company.
     -----------------------
So long as Parent shall not have materially breached its obligations under this Agreement, the Company will pay Parent, in immediately available funds, $400,000, if this Agreement is terminated by the Company pursuant to SECTION 8.1(d)(iii) or if the Company shall enter into any agreement, arrangement or understanding providing for an Alternative Transaction.

	SECTION 6.7. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied, (b) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (c) the occurrence of any Material Adverse Effect with respect to the Company or the Business; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this SECTION
6.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

	SECTION 6.8. INDEBTEDNESS. The Company agrees that immediately prior to the Effective Time, there will not be outstanding any Indebtedness in respect of which the Company is obligated, other than the Indebtedness listed in SCHEDULE 6.8 up to the amounts set forth in such Schedule, or Indebtedness reflected on the Closing Date Balance Sheet.

	SECTION 6.9. INDEMNIFICATION.

(a)  Indemnification Obligations.
     ----------------------------
Subject to the provisions of SECTIONS 6.10 and 6.11, from and after the Effective Time, Parent and the Surviving Corporation, and their respective officers, directors, employees, agents, consultants, successors and assigns shall be indemnified and held harmless by the Principals, jointly and severally, for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments, damages, (including punitive damages awarded to third party claimants) fines, fees and penalties, including without limitation, fees and expenses of attorneys, experts and consultants (collectively, "Losses") actually suffered or incurred by them:

(i)  Breaches of Representations and Warranties.
     -------------------------------------------
Arising out of or resulting from the material breach of any representation or warranty made by the Company or the Principals in this Agreement or Related Documents (provided that each Principal severally, and not jointly, provides such indemnification hereunder with respect to such breaches made by a Principal in a Related Document); and

(ii) Other Breaches.
     ---------------
Arising out of or resulting from the breach of any covenant or agreement by the Company contained in this Agreement or Related
Documents.

(b)  Indemnification Procedures.
     ---------------------------
Promptly after the receipt by a party which is entitled to indemnification hereunder (the "Indemnified Party") of a notice of any claim, action, suit or proceeding of any third party which is subject to indemnification hereunder, such Indemnified Party shall give written notice of such claim to the party obligated to provide indemnification hereunder (the "Indemnifying Party"), stating the nature and basis of such claim and the amount thereof, to the extent known. Subject to SECTIONS 6.10 and 6.11, failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability which he may have on account of this indemnification or otherwise, except to the extent that the Indemnifying Party is materially prejudiced. The Indemnifying Party shall be entitled to participate in the defense of and if it so chooses, to assume a defense of or otherwise contest, such claim, action, suit or proceeding with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Upon the election by the Indemnifying Party to assume the defense of, or otherwise contest, such claim, action, suit or proceeding, the Indemnifying Party shall not be liable for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, although the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense. Notwithstanding the foregoing, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party, to the extent that (i) the Indemnifying Party has not employed counsel reasonably acceptable to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, (ii) employment of counsel has been authorized in writing by the Indemnifying Party or (iii) representation of the Indemnifying Party and the Indemnified Party by the same counsel would, in the reasonable opinion of such counsel, constitute a conflict of interest or otherwise violate rules of professional responsibility (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party). The parties shall cooperate in any such defense, give each other reasonable access to all information relevant thereto and use commercially reasonable efforts to make employees and other representatives available on a mutually convenient basis to provide additional information or explanation of any material provided in connection therewith. Whether or not the Indemnifying Party shall have assumed the defense, the Indemnifying Party shall not be obligated to indemnify the other party hereunder for any settlement entered into without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party may not enter into any settlement without the Indemnified Party's prior written consent, which consent shall not be unreasonably withheld or delayed . To the extent that the Indemnifying Party's undertaking set forth in this SECTION 6.9 may be unenforceable for any reason, such Indemnifying Party shall contribute the maximum amount that he is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Indemnified Party (subject to SECTIONS 6.10 and 6.11).

	SECTION 6.10. LIMITATION ON INDEMNIFICATION. The Principals shall not have any liability for indemnification with respect to Losses incurred by the Indemnified Parties unless and until the aggregate amount of Losses exceeds $25,000 at which point the Indemnified Parties shall be entitled to indemnification for all Losses incurred; provided that recovery by the Indemnified Parties from the Principals with respect to any and all such Losses shall be limited in all events to an aggregate amount of $300,000 in total from any and all Principals.

	SECTION 6.11. CLAIM FOR INDEMNIFICATION. No claim for Indemnification will be valid unless made on or prior to one year after the Effective Time, after which date the Principals' obligations to indemnify shall terminate with respect to any claim except those which were specifically identified in a written notice given to the Principals specifying in reasonable detail the claim and basis for Indemnification prior to one year after the Effective Time.

	SECTION 6.12. CERTAIN PURCHASES BY THE PRINCIPALS OR AFFILIATES. On or before the Effective Time, it is acknowledged and agreed that the Principals, or their affiliates, at their and the Company's discretion, may purchase one or more receivables (or, with Parent's consent other assets) of the Company for cash in an amount equal to the face value of such receivables (or the fair market value of such other assets as mutually determined by Parent, such parties and the Company). The Company shall provide Parent with prior or simultaneous notice of the sale of any receivables under this Section. It is acknowledged and agreed that, all else being equal, any such receivables (or other assets) purchased for cash by such parties would decrease the Adjusted Net Book Value that would otherwise be determined under this Agreement (including, if applicable, to reduce the Adjusted Net Book Value to $1,840,000), and would increase the cash that would constitute part of the Portfolio Position of the Company. If the Principals or such affiliates purchase receivables, the Surviving Corporation shall provide commercially reasonable assistance in the collection thereof at no cost to such parties, but such receivables shall be assigned on a non-recourse basis and the Surviving Corporation shall have no responsibility for any amounts not collected.


ARTICLE VII
 CONDITIONS

	SECTION 7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the parties to effect the Merger are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)  Shareholder Approval.
     ---------------------
The Merger shall have been approved by the shareholders of the Company in accordance with the MBCA at the meeting held pursuant to SECTION 6.3 (the "Meeting"). In addition to any approval otherwise required by the MBCA, the Merger shall have been approved (the "Non-Principal Shareholder Approval") by the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Meeting with authority to vote on the matter and which are beneficially owned by shareholders other than the Principals. For purposes of the Non-Principal Shareholder Approval, shares beneficially owned other than by the Principals and covered by a proxy granted to one or more the Principals shall be deemed voted by the beneficial owner as directed on the form of proxy or, if no direction is given, shall be deemed to have affirmatively voted in favor of the Merger (and such shares, solely by reason of such proxy, shall not be deemed shares beneficially owned by the Principals for purposes of the Non-Principal Shareholder Approval).

(b)  Governmental Approvals.
     -----------------------
Other than the filing of the Articles of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to obtain would have a Material Adverse Effect or on the ability of the parties hereto to consummate the transactions contemplated hereby, shall have been filed, occurred or been obtained.

(c)  Actions.
     --------
No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect (each party agreeing to use commercially reasonable efforts to have any such order reversed or injunction lifted).

	SECTION 7.2. CONDITIONS OF OBLIGATIONS OF PARENT. The obligations of Parent to effect the Merger are subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived by Parent in writing:

(a)  Representations and Warranties.
     -------------------------------
The representations and warranties of the Company shall be true and correct in all material respects as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

(b)  Obligations.
     ------------
The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

(c)  Opinion.
     --------
Parent shall have received the opinion of Fredrikson & Byron, P.A. concerning such legal matters relating to the Merger as are customarily obtained in transactions of a type similar to the Merger.

(d)  Non-Competition and Severance Agreements.
     ---------------------------------------------
Duane Markus shall have executed and delivered to the Surviving Corporation a non-competition and severance agreement providing for the payment of $400,000 to Duane Markus (of which $375,000 shall be a severance payment and $25,000 shall be a payment in consideration for his non-competition covenants), and each of Jack Pagel and Tom Gould shall have executed and delivered to the Surviving Corporation severance agreements providing for the payment of $50,000 to each of them, all such agreements in form and substance acceptable to Parent, in its sole discretion.

(e)  No Material Adverse Effect.
     ---------------------------
No Material Adverse Effect shall have occurred or be threatened, or be pending subject to the giving of notice or the passage of time or both.

(f)  Schedules.
     ----------
Parent shall have received all of the Schedules to be attached to this Agreement not less than five (5) business days prior to the Closing Date and shall not have identified (and given written notice thereof to the Company) within five (5) business days after receipt of such Schedules any matter or matters which, alone or in the aggregate, it determines in good faith and in its reasonable business judgment to adversely affect its valuation of and plans for the future development of the Surviving Corporation and the Business.

(g)  Other.
     ------
All corporate and other proceedings and actions required to be taken by the Company and its shareholders in connection with the transactions contemplated hereby, and all certificates, opinions, agreements, instruments and documents, mentioned herein or incident to any such transactions shall have been delivered and shall be reasonably satisfactory in form and substance to Parent and its counsel.

	SECTION 7.3. CONDITIONS OF OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions, on or prior to the Closing Date, unless waived by the Company:

(a)  Representations and Warranties.
     -------------------------------
The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

(b)  Obligations.
     ------------
Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

(c)  Opinion.
     --------
The Company shall have received the opinion of Lindquist & Vennum P.L.L.P. (which may incorporate an opinion of Israeli counsel) concerning such legal matters relating to the Merger as are customarily obtained in transactions of a type similar to the Merger.

(d)  Fairness Opinion.
     -----------------
The Company shall have received an opinion from a financial advisor selected by the Company that the consideration to be received by the Company's shareholders in conjunction with the Merger is fair to the Company's shareholders from a financial point of view.

(e)  Non-Competition and Severance Agreements.
     -----------------------------------------
Duane Markus shall have executed and delivered to the Surviving Corporation a non-competition and severance agreement providing for the payment of $400,000 to Duane Markus (of which $375,000 shall be a severance payment and $25,000 shall be a payment in consideration for his non-competition covenants), and each of Jack Pagel and Tom Gould shall have executed and delivered to the Surviving Corporation severance agreements providing for the payment of $50,000 to each of them.

ARTICLE VIII
   TERMINATION AND AMENDMENT

	SECTION 8.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger and this Agreement by the shareholders of the Company:

(a)  Mutual Consent.
     ---------------
By mutual written consent of Parent and the Company.

(b)  Certain Date.
     -------------
By either Parent or the Company if the Merger shall not have been consummated on or before the Termination Date (unless the failure to so consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement, which action or failure to act constitutes a breach of this Agreement). "Termination Date" means March 31, 1999, provided, however, that if the SEC shall not have cleared the Proxy Statement as contemplated by SECTION 6.3 by February 28, 1999, the Termination Date shall be extended to May 15, 1999.

(c)  Parent.
     -------
By Parent if:

(i) there has been a material breach on the part of the Company in the representations, warranties or covenants of the Company set forth herein, or any material failure on the part of the Company to comply with its obligations hereunder, or

(ii) the Company's shareholders do not approve of the Merger and this Agreement at the meeting required under SECTION 6.3 hereof, or

(iii) more than fifteen percent (15%) of the shareholders of the Company exercise dissenter's rights under the MBCA, or

(iv) the Board of Directors of the Company withdraws, amends, or modifies in a manner adverse to Parent its favorable recommendation of the Merger, or

(v) the Company or the Principals fail to deliver such documents as required by ARTICLE II of this Agreement, or

(vi) any of the conditions to Closing by Parent or Merger Sub set forth in SECTION 7.2, or any of the conditions set forth in
SECTION 7.1, have not been satisfied, or

(vii) within five (5) business days following receipt of all of the Schedules as contemplated by SECTION 3.27 and SECTION 7.2(f), if Parent has identified (and given written notice thereof to the Company) any matter or matters which, alone or in the aggregate, it determines in good faith and in its reasonable business judgment to adversely affect its valuation of and plans for the future development of the Surviving Corporation and the Business.

	(d)  The Company.
     	------------
By the Company if:

(i) 	there has been a material breach on the part of  Parent in
the representations, warranties or covenants of Parent set forth herein, or any material failure on the part of Parent to comply with its obligations hereunder, or

(ii) the Company's shareholders do not approve of the Merger and this Agreement in accordance with the provisions of SECTION 7.1(a) at the meeting required under SECTION 6.3 hereof, or

(iii) the Company's Board of Directors withdraws its recommendation to approve and adopt this Agreement in accordance with SECTION
6.3, or

(iv) Parent or Merger Sub fails to deliver such documents or payments as required by ARTICLE II of this Agreement, or

(v)  any of the conditions to Closing by the Company set forth in
SECTION 7.3, or any of the conditions set forth in SECTION 7.1, have not been satisfied.

	SECTION 8.2. EFFECT OF TERMINATION. In the event of a termination of this Agreement by either the Company or Parent as provided in SECTION 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub, the Company, the Principals or their affiliates or respective officers or directors, other than the Company or Parent as provided in SECTION 6.6 and the Confidentiality Agreement.

	SECTION 8.3. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

	SECTION 8.4. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE IX
    MISCELLANEOUS

	SECTION 9.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the parties in this Agreement or in any Related Documents shall survive the Closing for a period of one (1) year. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Merger, each party shall be entitled to rely upon the representations and warranties set forth herein and therein, and none of such representations and warranties shall be deemed waived or modified in any respect by reason of any such investigation.

	SECTION 9.2. CERTAIN DEFINITIONS.

	"Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state, local or municipal agency, department, bureau, office or other authority, or any third party, delivered to, or applicable to, the Company respecting (a) any of the properties currently or formerly owned or operated by the Company or any of their respective predecessors, or (b) any facility that received solid or hazardous wastes from the Company or any of its predecessors, or involving any violation of any Environmental Laws.

	"Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Clean Water Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42 U.S.C. 7501 et seq., the Safe Drinking Water Act, 43 U.S.C. 300f-300j-26, the Occupational Safety and Health Act, 29 U.S.C. 655, and any other laws imposing liability or establishing standards of conduct for environmental protection.

	"Governmental Entity" means any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or administrative agency or commission.

	"Hazardous Discharge" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous
Substances into the soil, surface waters or ground waters at any of the properties or facilities currently or formerly owned or operated by the Company or any of its predecessors or at any facility that received solid or hazardous wastes generated by the Company or any of its predecessors.

	"Hazardous Substances" means (a) any pollutant, contaminant, toxic substance, hazardous waste or hazardous substance, as defined in or regulated by any Environmental Laws, or any other compound, element or chemical determined to be hazardous or toxic by a Governmental Entity under any Environmental Laws and (b) asbestos or asbestos-containing materials.

	"Indebtedness" means (i) all obligations for borrowed money (including without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or similar instruments, all obligations on which interest charges are customarily paid, all obligations under conditional sale or other title retention agreements and all obligations issued or assumed as full or partial payment for property whether or not any such notes, drafts or obligations are obligations for borrowed money), (ii) all obligations secured by any Lien existing on property owned or acquired subject thereto, whether or not the obligations secured thereby shall have been assumed, (iii) all obligations of the type referred to in clauses (i) and (ii) above guaranteed (other than by endorsement of the above instruments for collection in the ordinary course of business), directly or indirectly, in any manner, or in effect guaranteed, directly or indirectly, through an agreement, contingent or otherwise (a) to purchase securities, indebtedness or other obligations of the type referred to in clauses (i) and (ii) above, (b) to purchase, sell or lease (as lessee or lessor) property or to purchase or sell services primarily for the purpose of enabling the debtor to make payment of indebtedness or other obligations of the type referred to in clauses (i) and (ii) above or to assure the owner of such indebtedness or other obligations against loss, (c) to supply funds to or to in any manner invest in the debtor or (d) to repay amounts drawn down by beneficiaries of letters of credit, (iv) all obligations of the type referred to in clauses (i) through (iii) above for the payment or purchase of which the Company has agreed contingently or otherwise to advance or supply funds and (v) all capitalized lease obligations.

	"Lien" means any security interest, mortgage, lien, pledge, charge, claim, restriction or other encumbrance of any nature whatsoever.

	"Material Adverse Effect" means any circumstance, change in or effect on the Business or the Company that, individually or in the aggregate with any other circumstances, changes in, or effects on the Business or the Company is or is reasonably likely to be
(a) materially adverse to the Business or the Company or to the Company's assets, liabilities, operations, results of operations or business relationships, (b) materially adverse to the ability of Parent or Merger Sub to operate or conduct the Business in the manner in which it is currently conducted or operated or (c) materially adverse to the ability of the parties to this Agreement to consummate the transactions contemplated by this Agreement or the Related Documents; provided, however, that no circumstance, change or effect on the Portfolio Position shall be deemed to be a Material Adverse Effect.

	"Related Documents" means, with respect to the Company, any certificate, instrument, agreement or other document executed and delivered by the Company, and with respect to the Principals, any certificate, instrument, agreement or other document executed and delivered by any Principal, pursuant to or in connection with the transactions contemplated by this Agreement.

	SECTION 9.3.  BROKERS' AND FINDERS' FEES.

(a)  The Company and the Principals.
     -------------------------------
The Company and the Principals represent and warrant to Parent and Merger Sub that all negotiations relative to this Agreement have been carried on without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and the Principals agree to indemnify and hold Parent and Merger Sub harmless from and against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by them as a result of the Company's or the Principals' dealings, arrangements or agreements with any such person.

(b)  Parent and Merger Sub.
     ----------------------
Parent and Merger Sub represent and warrant to the Company and the Principals that all negotiations relative to this Agreement have been carried on without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Parent agrees to indemnify and hold the Company and the Principals harmless from and against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of Parent's dealings, arrangements or agreements with any such person.

	SECTION 9.4. SALES, TRANSFER AND DOCUMENTARY TAXES, ETC. The Surviving Corporation shall pay all federal, state and local sales, documentary and other transfer taxes, if any, due as a result of the Merger, whether imposed by law on the Company, Parent or Merger Sub.

	SECTION 9.5. PUBLICITY. Except as otherwise required by law or the rules and regulations of the NASD or NASDAQ, for so long as this Agreement is in effect, neither the Company, Parent nor Merger Sub shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement or the Related
Documents without the consent of the other parties, which consent shall not be unreasonably withheld or delayed.

	SECTION 9.6. CONTENTS OF AGREEMENT; PARTIES IN INTEREST; ETC. This Agreement, the Related Documents and the Confidentiality Agreement set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. Any and all previous agreements, understandings, representations or warranties between or among the parties regarding the subject matter hereof or thereof, whether written or oral, are superseded by this Agreement.

	SECTION 9.7. ASSIGNMENT AND BINDING EFFECT. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties, except that the rights, but not the obligations, of Parent and Merger Sub hereunder may be assigned to any wholly-owned subsidiary of Parent. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Company, the Principals, Parent and Merger Sub.

	SECTION 9.8. NOTICES. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by registered or certified mail, postage prepaid, by a national overnight courier service as follows:

	If to Parent, Merger Sub or the Surviving Corporation, to:

	ACS Electronics, Ltd.
	Attn: Ze'ev Kirshenboim
	Industrial Park P.O.B. 5668
	Migdal Ha'Emek 10500, Israel

	With copies to:

	Bruno Lerer, Esq.
	655 Third Avenue
	20th Floor
	New York, NY  10017-5617

	Jeffrey N. Saunders, Esq.
	Lindquist & Vennum P.L.L.P.
	4200 IDS Center
	80 South Eighth Street
	Minneapolis, Minnesota 55402

	If to the Company to:

	Technology 80, Inc.
	658 Mendelssohn Avenue North
	Minneapolis, MN  55427
	Attn: President

	If to Duane Markus, to:

	Duane Markus
	405 Bushaway Road
	Wayzata, MN  55391

	If to Jack Pagel, to:

	Jack Pagel
 2940 Gale Road
	Wayzata, MN  55391

	If to Tom Gould, to:

	Tom Gould
 4120 Queen Avenue
 Minneapolis, MN  55410

	With copies to:

	Simon Root, Esq.
	Fredrikson & Byron, P.A.
	1100 International Centre
	900 Second Avenue South
	Minneapolis, MN 55402

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered or mailed.

	SECTION 9.9. GOVERNING LAW; JURISDICTION.

(a)  Governing Law.
     --------------
This Agreement shall be governed by and interpreted and enforced in accordance with the internal laws of the State of Minnesota, without giving effect the conflict of laws provisions of any jurisdiction.

(b)  Consent to Jurisdiction; Service of Process.
     --------------------------------------------
Each party hereto hereby: (i) irrevocably submits to the jurisdiction of any federal or state court located within the State of Minnesota, U.S.A. over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby; (ii) irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts;
(iii) irrevocably waives, to the fullest extent permitted by applicable law, (A) any objection that it may now or hereafter have to establishing venue of any such dispute brought in such court or (B) any defense of inconvenient forum for the maintenance of such dispute; (iv) agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; and (v) consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in this Section by the mailing of a copy thereof in accordance with the provisions hereof.

	SECTION 9.10. NO BENEFIT TO OTHERS. The representations, warranties, covenants and agreements contained in this Agreement and the Related Documents are for the sole benefit of the parties hereto and their respective permitted successors and assigns, and they shall not be construed as conferring any rights on any other persons.

	SECTION 9.11. SCHEDULES. All Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

	SECTION 9.12. SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

	SECTION 9.13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

	SECTION 9.14. KNOWLEDGE. For purposes of this Agreement and any Related Document, any reference to "knowledge" or other similar term with respect to a party hereto, when modifying any representation, warranty, covenant or agreement made by a party hereto, shall mean that none of such parties, when individuals, and none of the officers, directors or senior management of any entity has any actual and present knowledge that such representation, warranty, covenant or agreement is not true and correct to the same extent as provided herein or any applicable Related Document, after such person has made appropriate review of all applicable files reasonably available to such person.


	IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

							TECHNOLOGY 80 INC.



							By: /s/ Duane Markus
          -----------------------
								  Duane Markus, President

							ACS ELECTRONICS, LTD.



							By: /s/ Ze'ev Kirshenboim
           _____________________
							Its: CEO

							TECH 80 ACQUISITION CORP.


							By: /s/ Ze'ev Kirshenboim
           _____________________
							Its: CEO

							DUANE MARKUS


       /s/ Duane Markus
							______________________________


							JACK PAGEL


       /s/ Jack Pagel
							______________________________

							TOM GOULD

       /s/ Tom Gould
							______________________________



Schedules



Schedule 3.1		Jurisdiction List

Schedule 3.3		Capitalization

Schedule 3.6		Non-Violation

Schedule 3.10		Material Changes

Schedule 3.11		Properties and Assets

Schedule 3.12		List of Contracts

Schedule 3.13		Intellectual Property

Schedule 3.14		Taxes

Schedule 3.15		Litigation

Schedule 3.16		Compliance with Laws; Governmental
               Authorizations

Schedule 3.17		Environmental Matters

Schedule 3.18		Employee Benefits

Schedule 3.19		Employees

Schedule 3.20		Insurance

Schedule 3.21		Accounts, Lockboxes, Safe Deposit Boxes and
               Powers of Attorney

Schedule 3.22		Transactions with Affiliates

Schedule 5.1		Conduct of the Business

Schedule 6.3		Affiliate Letters

Schedule 6.8		Indebtedness